Exhibit 99.1

FIRST AMENDED EMPLOYMENT AGREEMENT

This First Amended Employment Agreement (the “Agreement”) is dated April 22, 2010 for reference purposes and entered into as of July 1, 2009 (the “Effective Date”), by and between Bank of Internet USA, a federal savings bank (“Bank”), having a principal place of business at 12777 High Bluff Drive, Suite 100, San Diego, California, and Andrew Micheletti (“Executive”), whose address is 12777 High Bluff Drive, Suite 100, San Diego, CA 92130. Bank and Executive are sometimes collectively referred to in this Agreement as the “Parties.” As used in this Agreement, the term “Effective Date” means the date this First Amended Employment Agreement becomes effective.

Recitals

A. Bank desires to employ Executive and avail itself of his skill, knowledge and experience in the management of Bank’s business.

B. The Parties desire to set forth in this Agreement the terms of Executive’s employment by Bank.

The Parties therefore agree as follows:

A. TERM OF EMPLOYMENT

1. Term. Bank employs Executive to perform the duties described in this Agreement, and Executive accepts such employment, for a term of one year commencing on the Effective Date and ending on the day preceding the one year anniversary of the Effective Date, except (i) that the Term of this Agreement shall be renewed without further notice for a one year period commencing on the annual anniversary date of the Effective Date (the “Anniversary Date”) and on each subsequent Anniversary Date following any such one year period of employment, and (ii) this Agreement may be terminated prior to the end of such Term by Bank or Employee in accordance with and subject to the terms of Paragraph F. (Termination) of this Agreement, including, but not limited to, Paragraph F.2.(a) providing Executive with a Severance Payment (as defined therein) upon termination of this Agreement by Bank other than for cause. When used in this Agreement, “Term” shall refer to the entire period of employment of Executive by Bank under this Agreement.

B. DUTIES OF EXECUTIVE

Subject to the powers and directions of the policies, procedures and directives of the board of directors, as adopted and modified from time to time, Executive shall perform the duties and shall have the titles of Senior Vice President & Chief Financial Officer. During the Term, Executive shall perform exclusively for Bank the services contemplated in this Agreement to be performed by Executive, faithfully, diligently and to the best of Executive’s ability, consistent with the highest and best standards of the banking industry and in compliance with all applicable laws and regulations and the Bank’s federal stock charter and bylaws. Except as permitted by the prior written consent of Bank’s board of directors, Executive shall devote Executive’s entire working time, ability and attention to the business of Bank during the Term.

C. COMPENSATION

1. Base Salary. In consideration of Executive’s services to be performed under this Agreement, Bank shall pay or cause to be paid to Executive a base salary of $205,000 per annum payable in equal installments in conformity with Bank’s normal payroll periods.

Executive’s salary shall be reviewed by the board of directors from time to time at its discretion and Executive shall receive such additional or other salary increases, if any, as the board of directors, in its sole discretion, shall determine.

2. Return On Equity Benefit. At the discretion of the Board and the Chief Executive Officer, Executive shall be entitled to a benefit based on the after-tax return on equity of the Bank, including that of the holding company, BofI Holding, as calculated in accordance with the formula and terms set forth in Exhibit A, the terms of which are incorporated by this reference as if set forth in full in this paragraph (the “Return On Equity Benefit”). The amount of the Return On Equity Benefit, if any, to which Executive shall be entitled shall be subject to the terms governing the deferral of such benefit set forth in Exhibit A. Executive shall be eligible for such other benefits and other incentive compensation, if any, that may be made available to the Bank’s senior executive officers from time to time by the board of directors in its sole discretion.

3. Cash Bonus. At the discretion of the Board and the Chief Executive Officer, Executive shall be eligible to receive an annual cash bonus award with an annual target bonus of thirty percent (30%) of Executive’s then current annual Base Salary. The Cash Bonus will be calculated and paid within sixty days of the end of the fiscal year. The Cash Bonus will be based upon key milestones and performance targets established from time to time by the Chief Executive Officer and approved by the Compensation Committee of the Board of Directors. The Chief Executive Officer will evaluate Executive’s performance against the milestones and performance targets and determine in his sole discretion whether targets were adequately completed.

D. EXECUTIVE BENEFITS

1. Vacation. Executive shall be entitled to vacation as prescribed in the Bank’s Employee Manual maintained on the Bank’s Intranet. In the event this Agreement is terminated pursuant to Paragraph F.2, Bank reserves the right to require Executive to take any unused vacation time prior to the Date of Termination (as defined in Paragraph F.2).

2. Directors and Officers Liability Insurance. Bank shall provide for Executive, at Bank’s expense, coverage under a directors and officers liability insurance policy in such amounts and on such terms as may be approved by Bank’s board of directors and as may be consistent with such coverage provided by Bank for its other officers and directors.

3. Group Insurance Benefits; and Death Benefit. Executive shall participate in all group insurance plans provided by Bank for all of its senior executive officers at Bank’s expense to the same extent and on the same terms as Bank’s other senior executive officers. Throughout the term of employment, the Bank shall, at its sole cost, provide a death benefit on the life of Executive in an amount equal to three times Executive’s then-current annual salary.

4. Stock Options and Restricted Stock. As of Effective Date, BofI Holding, Inc. a Delaware corporation (“Holding”), the sole shareholder of Bank, had granted to Executive incentive stock options, as provided in Section 422 of the United States Internal Revenue Code (ISOs”), pursuant to the Amended and Restated 1999 Stock Option Plan and Holding had granted non qualified stock options, restricted stock and restricted stock units under the 2004 Stock Incentive Plan. Notwithstanding the terms of the Plan, in the event that the Bank terminates Executive under this Agreement for any reason other than for cause pursuant to Paragraph F.I or in the event Executive’s death or disability causes the termination of this Agreement, all of Executive’s lSOs, non qualified stock options, restricted stock and restricted stock units issued pursuant to previous grants and any subsequently issued grants, shall become fully vested and Executive may exercise such vested ISOs and non qualified stock options, in whole or in part, at any time within the terms of the option plans. In the event that Executive terminates this Agreement, Executive shall be entitled to exercise only those ISOs and non qualified stock options that are vested as of the Date of Termination (as defined in Paragraph F.2, below), and may be exercised within a 90 day period in accordance with Paragraph 6.1.7(a) of the Plan. Neither Bank nor Holding shall enter into any transaction during or after the Term that would have the effect of canceling any of Executive’s ISOs issued under the Grant.

5. Retirement, Profit Sharing and Other Plans. Executive shall be entitled to participate in any retirement plans, profit-sharing plans, salary deferral and other deferred compensation plans, medical expense reimbursement plans and other similar plans that Bank may establish with respect to all employees; provided, however, that nothing herein shall require Bank to establish or maintain any of such plans.

E. BUSINESS EXPENSES AND REIMBURSEMENT

1. Business Expenses. In addition to Bank’s payment or reimbursement of costs of the type described in Paragraph E.2, Bank shall pay or reimburse Executive for any ordinary and necessary business expenses incurred by Executive in the performance of his duties and in acting for or on behalf of Bank during the Term, provided that: (a) each such expenditure is of a nature qualifying it as a proper deduction on the federal and state income tax returns of Bank as a business expense and not as deductible compensation to Executive, (b) Executive furnishes to Bank adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of such expenditures and deductible business expenses of Bank, and (c) Executive’s expense reimbursement reports are submitted for approval in accordance with Bank’s internal policies.

2. Additional Expenses. Bank shall pay or reimburse Executive for the costs and expenses set forth below, subject to the following requirements: (a) Executive shall comply with the Bank’s expense payment or reimbursement guidelines and procedures as the Bank may amend such guidelines and procedures or may adopt new guidelines and procedures from time to time, and (b) prior to the Bank becoming liable for any expenses or reimbursement relating to equipment, publications, education, training or professional organizations pursuant to subparagraphs (iii) through (vi) below, any such expenses or reimbursement shall be approved by Bank’s board of directors or any committee or person authorized by the board of directors to grant such approval, in advance of incurring any such expenses. Subject to such prior approval of incurring expenses or reimbursement and to compliance with Bank’s payment or reimbursement procedures, Bank’s obligation to make any such payment or reimbursement pursuant to this paragraph shall not be contingent on whether or to what extent a particular expense may constitute a deductible business expense of Bank or be excludable from Executive’s taxable compensation.

(i) Automobile Allowance. Standard business mileage reimbursement will be provided to Executive.

(ii) Parking. Bank shall pay or reimburse Executive for his reasonable automobile parking expenses during the Term.

(iii) Equipment. Bank shall pay or reimburse Executive for costs incurred by Executive during the Term for a digital cellular telephone (including the initial purchase price and connection charges as well as all business-related air charges), and other equipment as needed. Such equipment shall be the property of the Bank and upon termination of this Agreement for any reason, all of such equipment shall be returned to Bank, as more particularly provided in Paragraph G.3.

(iv) Publications. Bank shall reimburse Executive for the costs incurred by Executive during the term for subscriptions to business-related periodical publications that Executive reasonably considers useful and relevant to the discharge of his duties for Bank.

(v) Education and Training. Bank shall pay for or reimburse Executive for costs incurred by Executive during the Term for attending business-related seminars, training programs, conferences and conventions that Executive reasonably considers useful and relevant to the discharge of his duties to Bank.

(vi) Professional Organizations. Bank shall pay for or reimburse Executive for costs incurred by Executive during the Term for membership fees and dues of professional organizations that Executive reasonably considers useful and relevant to the discharge of his duties for Bank.

F. TERMINATION

1. Termination for Cause. Bank may terminate this Agreement for cause at any time without advance notice and without further obligation or liability to Executive, by action of Bank’s board of directors:

(a) If Executive materially fails to perform his duties in a satisfactory manner or habitually neglects his duties; provided, however, that before any termination pursuant to this subparagraph (a) shall become effective, (i) Bank shall have given Executive written notice setting forth the specific grounds for termination (“Warning Notice”), (ii) Bank shall have met and informed Executive of the grounds for termination, of the extent and nature of his unsatisfactory or negligent performance and of what Executive must do to correct such deficiencies, and (iii) Executive shall have been afforded a reasonable opportunity over a period of not less than forty-five (45) days from the date of the Warning Notice to correct the unsatisfactory or negligent performance described in the Warning Notice to the satisfaction of the board of directors, provided, however, that Executive shall be terminated at the end of such period if Executive fails to correct his deficient performance in the manner prescribed by and to the reasonable satisfaction of the board of directors;

(b) If Executive is convicted of illegal activity which materially adversely affects Bank’s reputation in the community or which evidences the lack of Executive’s fitness or ability to perform Executive’s duties as determined by the board of directors, in good faith;

(c) If Executive commits any act which causes termination of coverage under Bank’s Bankers Blanket Bond as to Executive, as distinguished from termination of coverage as to Bank as a whole;

(d) If Executive dies;

(e) If Executive is found to be physically or mentally incapable of performing Executive’s duties for a consecutive period of ninety (90) days or greater by the board of directors, reasonably and in good faith. Termination pursuant to this subparagraph (e) shall become effective immediately on written notice of termination given by Bank to Executive after the expiration of such 90-day period;

(f) If Bank is closed or taken over by any of the bank regulatory authorities having jurisdiction over Bank’s activities; or

(g) If any bank regulatory authority should successfully exercise its cease and desist powers to remove Executive from office.

The Parties understand and agree that notwithstanding anything to the contrary contained in this Agreement: (1) this Agreement is subject to the requirements and terms set forth in the regulations of the Office of Thrift Supervision (“OTS”) contained in 12 C.F.R. Section 563.39; (2) specifically, without limitation, the required provisions set forth in 12 C.F.R. Section 563.39(b) are incorporated by reference in this Agreement as if set forth in full; (3) to the greatest extent possible, this Agreement shall be interpreted so as to be consistent with said regulation; and (4) in the event of conflict or inconsistency between the terms of this Agreement and said regulation, the required provisions of said OTS regulation shall supersede any inconsistent or conflicting provisions of this Agreement. The termination of this Agreement for any of the reasons set forth in 12 C.F.R. Section 563.39(b) shall be considered termination for cause pursuant to this Paragraph F.1.

2. Termination at Will. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated by either party at any time upon thirty (30) days’ written notice of termination to the other Party (“Notice of Termination”). As used in this Paragraph F.2, “Date of Termination” means the thirtieth (30th) day following the date on which Notice of Termination is given.

(a) Termination by Bank. In the event Bank elects to terminate this Agreement by giving Notice of Termination prior to the expiration of the Term, Executive shall be entitled to compensation from Bank as follows: (i) Bank shall pay Executive his normal compensation then in effect through the Date of Termination; and (ii) Bank shall pay to Executive a severance payment equal to his then-current base monthly salary, multiplied by twelve (12) (the “Severance Payment”), which amount shall be paid by the Bank in either of the following two ways, in the sole discretion of the board of directors: (A) the Bank may pay the Severance Payment in twelve (12) equal installments during the succeeding twelve (12) month period beginning on the Date of Termination (the “Severance Period”) in conformity with Bank’s normal payroll periods, or (B) the Bank may pay the Severance Payment in one lump sum, subject to such withholding and other deductions as may be required by applicable law. In addition,

Executive shall be entitled to the continuation of the group insurance benefits provided under Paragraph D.3, subject to Executive’s reasonable cooperation with Bank, until the first to occur of: (x) the expiration of the Severance Period, or (y) Executive’s commencement of work for a new employer that provides group medical insurance benefits to Executive. Executive’s acceptance of new employment or earnings from other sources during the Severance Period shall not affect Bank’s obligation to make the Severance Payment as provided above. At any time between Bank giving Executive Notice of Termination and the Date of Termination, Bank, in its sole discretion, may direct Executive to cease performing services for Bank or to absent himself from Bank’s premises and operations, provided that Bank shall nonetheless compensate Executive as provided above.

(b) Termination by Executive. In the event Executive elects to terminate this Agreement by giving Notice of Termination prior to the expiration of the Term, Executive shall be entitled to such compensation as may be due and payable to him through and including such Date of Termination, but Executive shall not be entitled to any other compensation except as may be required by law or by written agreement, including this Agreement and the Deferred Comp Plan.

3. Effect of Termination. In the event of the termination of this Agreement prior to the completion of the Term for any of the reasons specified in Paragraphs F.1 and F.2, Executive shall be entitled to the compensation earned by Executive prior to the Date of Termination, as provided in this Agreement, computed pro rata up to and including the Date of Termination, but Executive shall not be entitled to any further compensation or other benefits for services rendered after the Date of Termination, except as otherwise set forth in this Agreement. As used in this Paragraph F.3. “Date of Termination” includes the effective date of any termination, whether pursuant to Paragraph F.1 or F.2.

G. GENERAL PROVISIONS

1. Solicitation of Customers and Employees. For any period during which Executive receives any salary from Bank and for a one year period following any termination of Executive from Bank, Executive shall not solicit any customers or employees of Bank to move their banking or employment relationships from Bank. Nothing in this Agreement shall preclude Executive from any mass solicitation to groups and individual follow-up solicitations of persons or businesses named in any list or data base not specifically related to or previously defined by the Bank, even though the names of certain Bank customers may appear in such list or data base.

2. Indemnification. To the maximum extent permitted by law, Bank shall pay any and all expenses incurred by Executive in connection with the defense or settlement of, and shall pay and satisfy any judgments, awards, fines and penalties rendered, assessed or levied against Executive in, any judicial, arbitration, mediation or administrative suit, action, hearing, inquiry or proceeding (whether or not Bank is joined as a party) relating to acts or omissions of Executive alleged to have occurred while an “agent” of Bank, or by Bank, or by both, provided however, that Bank shall not be obligated to defend, indemnify or hold Executive harmless from the consequences of his own negligent or reckless act or omission or willful misconduct or dishonesty. In addition, to the maximum extent permitted by law, Bank shall advance to Executive, upon receipt of the undertaking required by California Corporations Code Section 317(f), any expenses incurred in defending against any such proceeding to which Executive is a party or has been threatened to be made a party.

3. Return of Property. Executive expressly agrees that all manuals, documents, files, reports, studies, instruments, equipment and other materials and property used and/or developed by Bank or Executive (whether on his personal time or while performing services for the Bank) during the Term (“Preparatory Work”) are the sole property of Bank, and that Executive has no right, title or interest in such property. Executive further agrees that, subject to the execution of this Agreement, all Preparatory Work is the sole property of Bank, and that Executive has no right, title or interest, legal or beneficial, in such Preparatory Work or in any benefits that may arise from such Preparatory Work. Upon termination of this Agreement for any reason, Executive or Executive’s representative shall promptly deliver possession of all of said property to Bank in original or good, operating condition, normal wear and tear excepted.

4. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be considered to be properly given when personally served in writing, when deposited in the United States mail, postage prepaid, or when delivered to a generally recognized overnight courier service (such as, for example, Federal Express or United Parcel Service) addressed to the Party at such Party’s address appearing at the beginning of this Agreement. Either Party may change its address by written notice in accordance with this paragraph.

5. Benefit of Agreement; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective executors, administrators, successors and assigns. This Agreement is for the personal services of Executive and may not be assigned by Executive.

6. Applicable Law. Except to the extent governed by the laws of the United States, this Agreement is to be governed by and construed under the laws of the State of California.

7. Captions and Paragraphs Headings. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in constructing it.

8. Invalid Provisions. Should any provision of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portion shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

9. Entire Agreement. This Agreement contains the entire agreement of the Parties. It supersedes any and all other agreements or understandings, whether oral or written, between the Parties with respect to the employment of Executive by Bank. The terms of this Agreement in Paragraph D.4 applicable to stock options supersede the terms of the Plan or any agreement between the Parties to the extent the terms of the Plan and any other agreement are inconsistent with the terms of Paragraph D.4. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied in this Agreement, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. This Agreement, may be modified or amended only in a written document signed by the party against whom enforcement is sought. The amendment or other modification of the Plan or other any other agreement generally applicable to the grant of stock options or issuance of ISOs by the Holding Company to employees, including Executive will not supersede the terms of this Agreement pertaining to ISOs without the express written approval of the Parties contained in a writing expressly stating its intent to supersede the specific terms of this Agreement applicable to ISOs. Additionally, terms of this Agreement will prevail in any conflicts with other agreements.

10. Attorney’s Fees. Each party shall bear his or its own attorneys’ fees and costs incurred in connection with the negotiation, preparation and delivery of this Agreement. However, if any action is instituted to enforce or interpret any of the obligations set forth in this Agreement, the prevailing party(ies) shall be entitled to recover its (their) reasonable attorneys’ fees and costs incurred in connection with the enforcement or interpretive action.

11. Trade Secrets. To the extent that during the Term Bank develops any trade secrets, as that term is defined under California law, the Parties agree that such trade secrets belong to and are the property of the Bank. Executive agrees that for a period of one (1) year after the termination of this Agreement. Executive shall not disclose any of Bank’s trade secrets, directly or indirectly, or use them in any way in contravention of the rights of the Bank to such trade secrets.

12. Restricted Securities. The ISOs, the underlying common stock issuable upon the exercise of the lSOs and the shares of Holding’s common stock issuable pursuant thereto shall be issued by Holding without registration under the Securities Act of 1933, or registration or qualification of such securities under any state securities or “blue sky” laws in reliance upon certain exemptions from registration or qualification, as the case may he. Upon issuance, such securities shall be considered “restricted securities,” subject to certain limitations on transfer or other disposition imposed under applicable federal and state securities or “blue sky” laws and regulations and such restrictions shall be set forth in one or more legends appearing on the certificate or agreement evidencing such securities.

13. Accounting Principles. Wherever in this Agreement, including any exhibit hereto, there is a reference to or need to use or rely upon accounting principles and procedures, such accounting principles and procedures shall be generally accepted accounting principles of the United States as applied to BofI Holding, Inc. and its consolidated subsidiaries.

The Parties execute this Agreement as of the Effective Date first above written.

EXECUTIVE:	BANK OF INTERNET, USA
a federal savings bank

/s/ Andrew Micheletti	By:	/s/ Theodore Allrich
Andrew Micheletti	Name:	Theodore Allrich
	Title:	Chairman of the Board

	Attest:	/s/ Jason Kenoyer
Secretary

Consent of BofI Holding, Inc.

By execution of this Agreement below, BofI Holding, Inc., a Delaware corporation, consents to and agrees to perform its obligations under Paragraph D.4.

BofI Holding, Inc.

By:	/s/ Theodore Allrich	Attest:	/s/ Jason Kenoyer
Theodore Allrich, Chairman of the Board
		Name:	Jason Kenoyer
		Title:	Secretary

Date	4/22/10

Exhibit A

Return on Equity Benefit

Executive is eligible to receive an annual “Return on Equity Benefit” for each fiscal year of the Agreement Term, beginning with the 2010 fiscal year. During the Term of the Agreement the Return on Equity Benefit shall equal the number of Restricted Stock Units that results from the product of (a) the “Base Return on Equity Benefit” of 15,000 units and (b) the ROE multiplier. The ROE multiplier shall be calculated in accordance with the table and instructions in Exhibit A.

The Return on Equity Benefit shall vest ratably over three years on each of the three anniversaries of the grant date of such award. At the sole discretion of the Compensation Committee, the Base Return on Equity Benefit may be increased or decreased from time to time; provided that the Base Return on Equity Benefit shall not be decreased below 15,000 shares.

Notwithstanding the foregoing, the Return on Equity Benefit shall not exceed 120,000 shares (the “Restricted Stock Award Cap”) and the number of shares awarded any year under the Return on Equity Benefit shall be reduced or eliminated only if the number of shares to be award plus the sum of all prior shares awarded under this Return on Equity Benefit granted under the Term, exceeds the Restricted Stock Award Cap.

The Board of Directors or the Chief Executive Officer, in its sole discretion, may adjust downward from zero (0) to twenty percent (20%) the Return on Equity Benefit, based on mutually agreed upon qualitative factors established at the beginning of the fiscal year by the Compensation Committee or the Chief Executive Officer and communicated to the Executive within a reasonable time thereafter. Such factors may include, but are not limited to, strategic planning, leadership, quality of earnings, quality and effectiveness of enterprise risk management and quality of relationship and compliance with regulatory agencies that are, in good faith, subjectively evaluated by the Compensation Committee and Chief Executive Officer at the end of the fiscal year.

If the Return on Equity Benefit is to be prorated as normal compensation under section 2.(a) (i) of the Agreement, the calculations of the Return on Equity Benefit shall be the product of (a) the Base Return on Equity Benefit, (b) the Prorated ROE Multiplier calculated in accordance with the table and instructions in this Exhibit A.

Calculation of the ROE Multiplier

Table 1: ROE Multiplier Table

		2010	2011	Renewal Period
Annual Return on Average Common Equity	<=5%	0.00	0.00	0.00
	6%	0.00	0.00	0.00
	7%	0.35	0.20	0.00
	8%	0.55	0.40	0.20
	9%	0.80	0.50	0.30
	10%	1.00	0.70	0.40
	12.5%	1.20	0.85	0.45
	15.0%	1.40	1.00	0.55
	17.5%	2.40	1.20	0.75
	20.0%	3.00	3.00	0.80
	22.5%	3.20	3.20	1.00
	>25.0	3.40	3.40	1.00

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Computational Steps - Standard:

Computation of the “ROE Multiplier”: As soon as practically possible after the close of the fiscal year and the release of the 10K filing, the Compensation Committee shall compute the average return on common equity by dividing after-tax annual net income available to common shareholders by the average common equity outstanding over the fiscal year “the ROE.”

Utilizing Table 1 of this Exhibit A, the ROE for the fiscal year shall be compared to the ROE values in the column of the table of the corresponding fiscal year starting from the top of the table until the ROE would be greater than ROE value in Table 1. For all fiscal year ends of the Term after fiscal year end 2011, the ROE Multiplier shall be calculated in according to the methodology described in this section except that the Renewal Period column shall be utilized. The multiplier should be selected that corresponds to the row prior to the value that is greater than the ROE. For purposes of clarification if the ROE in 2010 is 6.95% the ROE multiplier shall equal 0, if the ROE in 2012 or any year thereafter during the Employment Term shall equal 12.4%, the ROE multiplier shall equal .40.

Computational Steps - Prorated:

Computation of the “Prorated ROE Multiplier”: As soon as practically possible after the close of the quarter and the release of the 10-Q filing, the Compensation Committee shall compute the average return on common equity by dividing after-tax net income available to common shareholders for the fiscal year-to-date by the average common equity outstanding for the fiscal year-to-date, “the Prorated ROE.” The Prorated ROE Multiplier shall be the product of a term adjustment (the fraction of days worked in fiscal year divided by 365 days) and the multiplier selected in Table 1 based upon the Prorated ROE.

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